CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 96 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 11, 1995, relating to the financial statements and financial highlights appearing in the October 31, 1995 Annual Report to Shareholders of Colonial Growth Shares Fund, The ;colonial Fund, Colonial Federal Securities Fund, Colonial Global Equity Fund, Colonial Global Natural Resources Fund and Colonial Strategic Balanced Fund, each a series of Colonial Trust III, which are also incorporated by reference in to the Registration Statement. We also consent to the references to us under the Heading "The Fund's Financial History" in the Prospectuses and under the heading "Independent Accountants" in the Statements of Additional Information.



PRICE WATERHOUSE LLP
--------------------
Price Waterhouse LLP
Boston, Massachusetts
February 12, 1996


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